Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-93978) of CENIT Bancorp, Inc. of our report dated January 30, 1997 appearing on page 51 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


Price Waterhouse LLP

Norfolk, Virginia
March 25, 1997